                                                                      EXHIBIT 21


                                                                 Jurisdiction of
               Name                                               Incorporation
               ----                                              ---------------
Cash America International, Inc.                                 Texas

Cash America, Inc.                                               Delaware
   Cash America, Inc. of Louisiana                               Delaware
   Rent-A-Tire, Inc.                                             Texas

Cash America, Inc. of Tennessee                                  Tennessee

Cash America, Inc. of Oklahoma                                   Oklahoma

Cash America, Inc. of Kentucky                                   Kentucky

Cash America, Inc. of South Carolina                             South Carolina

Florida Cash America, Inc.                                       Florida

Georgia Cash America, Inc.                                       Georgia

Cash America, Inc. of North Carolina                             North Carolina

Cash America Pawn, Inc. of Ohio                                  Ohio

Cash America, Inc. of Alabama                                    Alabama

Cash America, Inc. of Colorado                                   Colorado

Cash America, Inc. of Indiana                                    Indiana

Cash America Pawn L.P.                                           Delaware

Cash America Management L.P.                                     Delaware

Cash America Holding, Inc.                                       Delaware

Harvey & Thompson Limited                                        England

Express Cash International Corporation                           Delaware

CAII Pantbelaning AB                                             Sweden

Cash America of Missouri, Inc.                                   Missouri
   Vincent's Jewelers and Loan, Inc.                             Missouri

Mr. Payroll Corporation                                          Delaware

Cash America, Inc. of Utah                                       Utah

Cash America Franchising, Inc.                                   Delaware

Cash America Financial Services, Inc.                            Delaware

Cash America, Inc. of Illinois                                   Illinois
   Uptown City Pawners, Inc.                                     Illinois

Doc Holliday's Pawnbrokers & Jewelers, Inc.                      Delaware
   Longhorn Pawn & Gun, Inc.                                     Texas
       Bronco Pawn & Gun, Inc.                                   Oklahoma
       Gamecock Pawn & Gun, Inc.                                 South Carolina
       Hornet Pawn & Gun, Inc.                                   North Carolina
       Tiger Pawn & Gun, Inc.                                    Tennessee